INDEPENDENT AUDITORS'REPORT

TO THE BOARD OF DIRECTORS OF CASH TRUST SERIES II
AND SHAREHOLDERS OF MUNICIPAL CASH SERIES II:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Municipal Cash Series II (the "Fund") (a portfolio of Cash Trust Series II) as of May 31, 2000, and the related statement of operations for the year ended
May 31, 2000, the statement of changes in net assets for the years ended May 31, 2000 and 1999, and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management.
Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to provide reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at May 31, 2000, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the Fund as of May 31, 2000, the results of its operations, the changes in its net assets and its financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.





DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 14, 2000